UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Horizon Boulevard, Trevose, PA 19053

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Meyers resigned from his position of Chief Operating Officer of StoneMor GP LLC, the general partner (“StoneMor GP”) of StoneMor Partners L.P., effective August 5, 2016. Upon his resignation, Mr. Meyers’ duties and responsibilities at StoneMor GP will be performed by its Chief Executive Officer and other senior employees.

StoneMor GP and Mr. Meyers entered into an Employment Separation Agreement (the “Separation Agreement”), effective as of August 5, 2016. Pursuant to the Separation Agreement, Mr. Meyers is entitled to receive a severance package, including: (i) fifty-two weeks’ base salary payable over the period of August 6, 2016 to August 5, 2017; (ii) If Mr. Meyers elects COBRA continuation coverage, payment of Mr. Meyers’ COBRA premium for the months of September 2016 through August 2017; and (iii) continued vesting of Mr. Meyers’ unvested unit appreciation rights. The Separation Agreement also contains other terms and conditions customary for an agreement of this nature.

The foregoing summary of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit:

Exhibit No.	Description

10.1	Employment Separation Agreement, effective as of August 5, 2016, by and between StoneMor GP LLC and David Meyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Sean P. McGrath
Name:	Sean P. McGrath
Title:	Chief Financial Officer

Date: August 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Separation Agreement, effective as of August 5, 2016, by and between StoneMor GP LLC and David Meyers.